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                                                                    Exhibit 10.3

                                 ENTEGRIS, INC.
                          EMPLOYEE STOCK PURCHASE PLAN


Section 1.  Establishment and Purpose

1.1 Establishment. Entegris, Inc., a Minnesota corporation (hereinafter called "the Company"), hereby establishes a stock purchase plan for employees as described herein, which shall be known as the ENTEGRIS, INC. EMPLOYEE STOCK PURCHASE PLAN (hereinafter called the "Plan").

1.2 Purpose. The purpose of this Plan is to permit employees to purchase Stock from the Company at the price specified in Section 5. The Plan is intended to be an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), and shall be interpreted and administered in a manner consistent with such intent.

Section 2.  Definitions

2.1 Definitions. Whenever used hereinafter, the following terms shall have the meanings set forth below:

         (a) "Affiliate" means any U.S. corporation, a majority of the voting stock of which is directly or indirectly owned by the Company and whose participation in the Plan the Board has expressly approved.

         (b) "Recognized Compensation" means wages within the meaning of Section 3401(a) of the Code for purposes of federal income tax withholding at the source but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Section 3401(a)(2) of the Code) and paid to the Participant by the Employer for the applicable period; subject, however, to the following:

                  (i) Included Items. In determining a Participant's Recognized Compensation there shall be included elective contributions made by the Employer on behalf of the Participant that are not includable in gross income under Sections 125, 132(f), 402(e)(3), 402(h), 403(b), 414(h)(2) and 457 of the Code
                  including elective contributions authorized by the Participant under a Retirement Savings Election, a cafeteria plan or any other qualified cash or deferred arrangement under Section 401(k) of the Code.

                  (ii) Excluded Items. In determining a Participant's Recognized Compensation there shall be excluded all of the following: (A) incentive, discretionary, or signing bonuses and commissions,
                  (B) reimbursements or other expense allowances (including all living and other expenses paid on account of the Participant being on foreign assignment), (C) welfare and fringe benefits (both cash and non-cash) including third-party sick pay (i.e., short-term and long-term
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                  disability insurance benefits), income imputed from insurance coverages and premiums, employee discounts and other similar amounts, payments for vacation or sick leave accrued but not taken, final payments on account of termination of employment (i.e., severance payments), except that final payments on account of settlement for accrued but unused paid time off shall be taken into account in determining a Participant's Recognized Compensation, (D) moving expenses, (E) deferred compensation (both when deferred and when received), and (F) the value of a qualified or a non-qualified stock option granted to a Participant by the Employer to the extent such value is includable in the Participant's taxable income.

                  (iii) Pre-Participation Employment. Remuneration paid by the Employer attributable to periods prior to the date the Participant became a Participant in the Plan shall not be taken into account in determining the Participant's Recognized Compensation.

                  (iv) Attribution to Periods. A Participant's Recognized Compensation shall be considered attributable to the period in which it is actually paid and not when earned or accrued.

                  (v) Excluded Periods. Amounts received after the Participant's termination of employment shall not be taken into account in determining a Participant's Recognized Compensation.

                  (vi) Multiple Employers. If a Participant is employed by more than one Employer in a Plan Year, a separate amount of Recognized Compensation shall be determined for each Employer.

         (c) "Board" means the Board of Directors of the Company.

         (d) "Code" means the Internal Revenue Code of 1986, as amended.

         (e) "Committee" means a committee of at least three persons appointed by the Board empowered to take actions as stated in this Plan. Each member of the Committee will remain a member for the duration of the Plan unless such member resigns or is removed earlier by majority vote of the Board.

         (f) "Eligible Employee" means an Employee who meets the requirements set forth herein for eligibility to participate in the Offering.

         (g) "Employee" means any employee (including officers and directors who are also employees) of the Company or its Affiliates. Neither service as a Director nor payment of a director's fee shall be sufficient to constitute "employment" by the Company or the Affiliate.

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         (h) "Fair Market Value" means the value of a share of common stock as determined in good faith by the Board. If the security is listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, then the Fair Market Value of the security shall be the closing sales price (rounded up where necessary to the nearest whole cent) for such security as quoted on such exchange or market as reported on the official Nasdaq website or reported in The Wall Street Journal or such other source as the Board deems reliable. If there is no closing sales price quoted for such day, then Fair Market Value shall be equal to the average of the closing bid and ask prices for such day. If neither closing sale nor closing bid nor ask prices are quoted, then Fair Market Value shall be determined based upon such information for the previous trading day.

         (i) "Interest" means interest as determined pursuant to Section 5.2.

         (j) "Participant" means an Eligible Employee who has elected to participate in the Plan pursuant to Section 4.1.

         (k) "Purchase Period" means a six-month period beginning on January 1 or July 1 of each calendar year; provided, however, that the initial Purchase Period under this Plan shall commence on the day prior to the effective date of the Company's initial public offering (i.e., the day that the Company's offering is "priced" with the underwriters) rather than July 1.

         (l) "Stock" means the common stock, $.01 par value, of the Company.

Section 3.  Stock Subject to the Plan

3.1 Number. The total number of shares of Stock available for distribution under this Plan shall not exceed 4,000,000. These shares may consist, in whole or in part, of authorized but unissued Stock not reserved for any other purpose.

3.2 Adjustment in Capitalization. In the event of any change in the outstanding shares of Stock by reason of a Stock dividend or split, combination, recapitalization, or reclassification, the shares of Stock issuable and the price payable therefor under this Plan shall be appropriately adjusted by the Committee, whose determination shall be conclusive. Except as provided above, no adjustment shall be made in connection with the issuance by the Company of any Stock or any warrants, rights, or options to acquire shares of Stock or of securities convertible into Stock.

Section 4.  Participation

4.1 Eligibility. Rights to participate hereunder shall be granted to employees of the Company and, as approved by the Board, its Affiliates, provided, however, that employees whose customary employment is twenty (20) hours or less per week or whose customary employment is for not more than five (5) months in any calendar year shall have no right to participate and shall not qualify as Eligible Employees. An Eligible Employee may elect to become a Participant on the first day of any Purchase Period, provided such Participant was an Eligible Employee on the

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day immediately preceding the first day of such Purchase Period. Any election to participate shall be made in accordance with rules adopted by the Committee. However, in no event shall an Eligible Employee be granted the right to purchase Stock under the Plan if after the purchase such Eligible Employee would own stock of the Company possessing 5% or more of the total combined voting power or value of all classes of stock of the Company. Also, an Eligible Employee may not become or remain a Participant at any time when such Eligible Employee owns stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company. For purposes of this subsection, the rules of
Section 424(d) of the Code shall apply in determining the stock ownership of an individual, and stock which an employee may purchase under outstanding options shall be treated as stock owned by the employee.

4.2 The Board may provide that each person who, during the course of an Offering, first becomes an Eligible Employee will, on a date or dates specified in the Offering which coincides with the day on which such person becomes an Eligible Employee or which occurs thereafter, receive a right to participate under that Offering, which right to participate shall thereafter be deemed to be a part of that Offering. Such right to participate shall have the same characteristics as an rights to participate originally granted under that Offering, as described herein, except that:

         (a) the date on which such right to participate is granted shall be the "Offering Date" of such right for all purposes, including determination of the exercise price of such right;

         (b) the period of the Offering with respect to such right to participate shall begin on its Offering Date and end coincident with the end of such Offering; and

         (c) the Board may provide that if such person first becomes an Eligible Employee within a specified period of time before the end of the Offering, he or she will not receive any right to participate under that Offering.

Section 5.  Purchase of Stock

5.1 Contributions for Purchase of Stock. At the time an Eligible Employee elects to become a Participant in the Plan, such Eligible Employee shall also elect the form and manner of contributing funds for the purpose of Stock. A Participant may elect to contribute funds for the purchase of Stock by directing his or her employer to withhold any whole percentage less than or equal to 10% of his or her Recognized Compensation for the purpose of purchasing Stock from the Company. In no event shall the aggregate contributions for the purchase of Stock exceed 10% of a Participant's Recognized Compensation. A Participant may modify the rate of withholding from such Participant's Recognized Compensation only in accordance with the following:

         (a) A Participant may at any time direct reduction of the rate of withholding to a rate lower than that previously in effect. However, only one such direction to continue withholding at a rate lower than that previously in effect may be made in any one Purchase Period.

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         (b) A Participant may at any time direct discontinuance of withholding.
         If a Participant directs discontinuance of withholding, such Participant may direct resumption of withholding only as of the first day of any subsequent Purchase Period.

         (c) Except as provided in subsection (a) or (b) above, a Participant may direct modification of the rate of withholding only as of the first day of any Purchase Period. The modified rate may be any whole percentage less than or equal to 10% of the Participant's Recognized Compensation. Unless otherwise elected by the Participant, the rate of withholding such Participant has elected will remain in effect for subsequent Purchase Periods.

Any election or direction under this section shall be made in writing pursuant to rules adopted by the Committee and shall become effective at a time specified by the Committee.

5.2 Disposition of Contributions. Amounts withheld pursuant to Section 5.1 shall be held by the employer until the end of the Purchase Period during which they were withheld, subject to the following:

         (a) A Participant who elects pursuant to Section 5.1(b) to discontinue withholding may at any time withdraw all or any part of the amounts previously withheld or otherwise contributed. Any such withdrawal shall be paid to the Participant by his or her employer in cash with Interest.

         (b) During the last calendar month of each Purchase Period, each Participant shall be permitted to elect to have all or any part of the amounts withheld paid to such Participant in cash with Interest.

         (c) Any withdrawal under (a) or (b) above shall be deemed to be on a first-in-first-out basis. Interest shall be applied to the average amount in the Participant's account at the end of each full calendar month during the completed portion of the Purchase Period. Prior to the first day of any Purchase Period, the Committee shall determine the rate of Interest with respect to such Purchase Period. The Committee shall give such publicity to said Interest rate as it deems appropriate.

         (d) Any portion of the amounts withheld that is not paid to the Participant in cash shall be automatically applied to purchase Stock under Section 5.3.

         (e) Any election or direction under this section shall be made in writing pursuant to rules adopted by the Committee.

5.3 Purchases of Stock. Amounts withheld from a Participant during a Purchase Period (except any amounts refunded to such Participant in cash under Section 5.2) shall be used as of the last business day of such Purchase Period to purchase Stock from the Company for a price equal to the lesser of (a) or (b).

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         (a) 85% of the Fair Market Value of a share of Stock on the first business day of the Purchase Period.

         (b) 85% of the Fair Market Value of a share of Stock on the last business day of the Purchase Period.

5.4 Issuance of Stock. Promptly after the end of each Purchase Period, a certificate for the number of shares of Stock purchased by all Participants shall be issued and delivered to an agent selected by the Company. The agent will hold such certificate for the benefit of all participants who have purchased shares of Stock and will maintain an account for each Participant reflecting the number of shares (including fractional shares, if any) credited to the account of each Participant. Each Participant will be entitled to direct the voting of all shares credited to such Participant's account by the agent and may also direct the agent to sell such shares and distribute the net proceeds of the sale to the Participant. At any time, a Participant may either request that the agent transfer the shares of Stock credited to the Participant's account to another custodian or request from the agent a physical certificate representing the shares of Stock credited to the Participant's account; provided, however, that the agent shall not be required to issue a certificate representing a fractional share and may instead pay the Participant a cash amount representing the fair market value of such fractional share.

5.5 Privileges of a Stockholder. A Participant shall not have stockholder privileges with respect to any Stock until the date of issuance of a certificate to such Participant for such Stock.

5.6 Limitation on Stock Purchases. As required by Section 423 of the Code, no Participant may purchase Stock under this Plan and all other employee stock purchase plans of the Company and its Affiliates at a rate in excess of $25,000 in Fair Market Value of such Stock (determined at the time the option to purchase Stock is granted) for each calendar year in which any such option to purchase Stock granted to such Participant is outstanding at any time. Notwithstanding the foregoing, the Fair Market Value (determined on the first day of any Purchase Period) of shares of Stock that may be purchased by a Participant during such Purchase Period shall not exceed the excess, if any, of
(i) $25,000 over (ii) the Fair Market Value (determined on the first day of the relevant Purchase Period) of shares of Stock previously acquired by the Participant in any prior Purchase Period during such calendar year.

Section 6.  Termination of Employment

6.1 Termination of Employment. A Participant whose termination of employment occurs more than three months prior to the close of a Purchase Period will not be eligible to purchase any shares of Stock pursuant to this Plan with respect to such Purchase Period. Any amount withheld from such a Participant during the Purchase Period in which his or her termination of employment occurs shall be paid to such Participant in cash with Interest calculated under Section 5.2(c) as soon as administratively feasible after such Participant's termination of employment. Any Participant whose termination of employment occurs within three months prior to the last day of a Purchase Period may direct Stock purchases or withdrawals with respect to that Purchase Period pursuant to Sections 5.2 and
5.3. However, if a Participant's death occurred at any time during the Purchase Period, any amount withheld from the Participant

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during such Purchase Period shall be paid to the Participant's personal representative in cash with Interest determined under Section 5.2(c), and no portion thereof shall be applied to purchase Stock.

Section 7.  Rights of Employees; Participants

7.1 Employment. Nothing in this Plan shall interfere with or limit in any way the right of the Company or any of its Affiliates to terminate any Employee's, Eligible Employee's, or Participant's employment at any time, nor confer upon any such person any right to continue in the employ of the Company or any of its Affiliates.

7.2 Nontransferability. No right or interest of any Participant in this Plan shall be assignable, transferable, or subject to any lien, directly or indirectly, by operation of law, or otherwise, including execution, levy, garnishment, attachment, pledge, or bankruptcy. Any attempted assignment, transfer, pledge or other disposition of any rights under the Plan shall be null and void and shall automatically terminate all rights of a Participant under the Plan.

Section 8.  Administration

8.1 Administration. The Committee shall be responsible for the administration of the Plan. The Committee, by majority action thereof, is authorized to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to the Plan, to provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company and to make all other determinations necessary or advisable for the administration of the Plan, but only to the extent not contrary to the express provisions of the Plan. The determination of the Committee, interpretation or other action made or taken pursuant to the provisions of the Plan shall be final and shall be binding and conclusive for all purposes and upon all persons.

Section 9.  Amendment, Modification, and Termination of Plan

9.1 Amendment, Modification, and Termination of the Plan. The Board, upon recommendation of the Committee, at any time may terminate, and at any time and from time to time and in any respect, may amend or modify the Plan, provided, however, that no such action of the Board, without approval of the stockholders of the Company, may:

         (a) increase the total amount of Stock that may be awarded under the Plan, except as provided in Section 3.2 of the Plan;

         (b) change the class of Employees eligible to participate in the Plan;

         (c) withdraw the administration of the Plan from the Committee;

         (d) permit any person, while a member of the Committee, to be eligible to participate in the Plan; or

         (e) extend the duration of the Plan.

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Section 10.  Requirements of Law

10.1 Requirements of Law. The issuance of Stock and the payment of cash pursuant to this Plan shall be subject to all applicable laws, rules, and regulations, and shares of Stock shall not be issued nor cash payments made except upon approval of proper government agencies or stock exchanges as may be required.

10.2 Governing Law. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Minnesota.

Section 11.  Effective Date of the Plan

11.1 Effective Date. The Plan, as amended, is effective as of March 15, 2000.

11.2 Duration of the Plan. Unless the Board terminates the Plan earlier, the Plan shall remain in effect until all Stock subject to it shall be distributed pursuant to the Plan.

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